Exhibit 16.1

March 3, 2005

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:
          MT  Ultimate  Healthcare  Corp.
          Commission  file  no:  000-49915

I have read and agree with the statements under Item 4.01 of the Form 8-K report dated July 31, 2003, regarding our firm.

We have no basis to agree or disagree with any other matters reported therein.

/s/ Wayne Richardson, CPA
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Wayne Richardson, CPA

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